UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2007

Hutton Holdings Corporation
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51724      87-1578749
(Commission File Number)     (IRS Employer Identification No.)

3945 S. Wasatch Blvd. #282
Salt Lake City, Utah 84124
(Address of principal executive offices and zip code)

(801) 244-2423
(Registrant’s telephone number including area code)

__________
(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously reported, on August 27, 2007, Hutton Holdings Corporation (the “Company”) completed the transactions contemplated by that certain Share Exchange Agreement pursuant to which the Company acquired all of the issued and outstanding shares of stock of China Valley Development Limited, a British Virgin Islands corporation (“China Valley”) from the shareholders of China Valley in exchange for the issuance by the Company in the aggregate of 29,750,000 shares of the Company’s common stock and 5,000,000 shares of the Company’s preferred stock to the shareholders of China Valley. Prior to such transaction, China Valley’s fiscal year end was December 31 and the Company’s was June 30.

Accordingly, and following the interpretive guidelines of the Commission, the Company has elected to formally change its fiscal year end to match its accounting predecessor’s fiscal year end. On November 15, 2007, the Board of Directors of the Company acted by unanimous written consent to change the Company’s fiscal year end from June 30 to December 31. As a result of the interpretive guidelines of the Commission mentioned above, no transition report is required in connection with such change in fiscal year end.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTON HOLDINGS CORPORATION

Dated: November 15, 2007	By:	/s/ Chong Hui Zhao
Name: Chong Hui Zhao
Title: Chief Executive Officer